UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2007
VERTRUE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-21527	06-1276882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Glover Avenue
Norwalk, Connecticut		06850
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (203) 324-7635
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On July 31, 2007, Vertrue Incorporated (“Vertrue”) issued a press release announcing that, at a special meeting of stockholders held on that day, Vertrue’s stockholders voted to adjourn the meeting to consider the adoption of the Agreement and Plan of Merger, dated as of March 22, 2007, among Vertrue, Velo Holdings Inc. and Velo Acquisition Inc., as amended by the Amendment to the Agreement and Plan of Merger, dated as of July 18, 2007, among Vertrue, Velo Holdings Inc and Velo Acquisition Inc. (the “Amendment”), in order to solicit additional proxies and provide Vertrue’s stockholders with additional time to consider the changes to the previously announced merger effectuated by the Amendment, including the increased merger consideration from $48.50 to $50.00 per share in cash, and to review supplementary proxy materials, which will be mailed to the stockholders promptly. The special meeting of stockholders is scheduled to reconvene on August 15, 2007. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

99.1	Press release issued by Vertrue Incorporated on July 31, 2007.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTRUE INCORPORATED
Date: July 31, 2007
	By:	/s/ George W. M. Thomas
		Name:	George W. M. Thomas
		Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release issued by Vertrue Incorporated on July 31, 2007.